Exhibit 1.01

FABRINET
CONFLICT MINERALS REPORT
YEAR ENDED DECEMBER 31, 2024

I.    Introduction

We provide advanced optical packaging and precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers (“OEMs”) of complex products such as optical communication components, modules and sub-systems, industrial lasers, automotive components, medical devices and sensors. We offer a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, complex printed circuit board assembly, advanced packaging, integration, final assembly and testing.

Certain products that we manufacture for our customers contain materials or components that use tin, tantalum, tungsten and/or gold (“3TG”). Due to the depth of the supply chain, we are far removed from the sources of ore from which these metals are produced and the smelters/refiners that process those ores. The efforts we undertook to identify the country(ies) of origin of those minerals reflect our circumstances and position in the supply chain. The amount of information available globally on the traceability and sourcing of these ores is limited at this time, and this situation is not unique to us. We have taken steps we believe reasonable under the circumstances to identify the applicable smelters and refiners of 3TG in our supply chain; however, we believe the smelters and refiners of 3TG contained in the products we manufacture for our customers are best situated to identify the sources and countries of origin of 3TG.

We do not directly manufacture products but “contract to manufacture” branded and generic products containing 3TG on behalf of our customers. Our due diligence efforts were undertaken on the exclusive and/or privately-branded products sourced directly by and manufactured for us in 2024.

II.    Reasonable Country of Origin Inquiry (RCOI)

Direct suppliers were asked to provide answers to the Responsible Business Alliance (formerly known as the Electronic Industry Citizenship Coalition) (“RBA”) / Global e-Sustainability Initiative (GeSI) Conflict Minerals Common Reporting Template reflecting Fabrinet’s position in the supply chain (the “CMRT”). The CMRT includes questions regarding a direct supplier’s conflict-free policy, its due diligence process, and information about its supply chain such as the names and locations of smelters and refiners and the origin of 3TG used by those facilities. The CMRT is regarded as the most common reporting tool for conflict minerals content and sourcing information worldwide, developed by several of the world’s leading consumer electronics companies.

Utilizing a third-party service provider to assist with our RCOI, our service provider reviewed the responses received to the questionnaires for completeness and consistency of answers. Suppliers were required to provide corrections and clarifications where needed. Our service provider also performed smelter/refiner validation based on the names of the provided smelter/refiner. Based on the RCOI, we do not have sufficient information from our direct suppliers to determine the sources of the necessary 3TG contained in the products we manufacture for our customers.

We believe our RCOI process was reasonably designed and performed in good faith, but there are inherent limitations in the information provided to us by third parties, including the possibility of information being inaccurate, incomplete or falsified despite our efforts to validate and confirm the information.

III.    Due Diligence Program

We designed our overall conflict minerals procedures based on, and in conformity with the five-step framework of set forth in the Second Edition of the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas. We implemented appropriate elements of the five-step framework as were reasonably applied to our circumstances and position in the supply chain as a “downstream” company with little to no direct influence on smelters/refiners. The five-step framework consists of:

(1) Establish strong company management systems:
•We adopted and published our Conflict Minerals Sourcing Policy, a copy of which is publicly available on our website at fabrinet.com/services/supply-chain.
•We created a conflict minerals task force led by our supply chain management organization to implement our Conflict Minerals Sourcing Policy.
•We communicated our Conflict Minerals Sourcing Policy to our direct suppliers.
•We have conducted awareness sessions concerning the commitments and requirements expected of our suppliers.
(2) Identify and assess risks in the supply chain:
•We identified direct suppliers that supply product or material that may contain conflict minerals.
•We engaged a third-party service provider to perform the RCOI as follows:
-conducted supplier surveys using the CMRT
-reviewed responses to the CMRT for completeness and consistency of answers. Suppliers were required to provide corrections and clarifications where needed.
-compared smelters and refiners identified by suppliers to the Responsible Minerals Initiative’s (“RMI”) list of validated conflict free facilities for initial risk screening.
(3) Design and implement a strategy to respond to identified risks:
•We reported to senior management on direct suppliers’ responses to our conflict minerals information requests, including updates on monitoring and tracking corrective action and risk mitigation efforts (where applicable).
•Using a third-party service, we compared smelters and refiners identified by suppliers to the RMI lists of validated conflict free and verified facilities and the U.S. Department of Commerce “Reporting Requirements Under Section 1502(d)(3)(C) of the Dodd-Frank Act World-Wide Conflict Mineral Processing Facilities” and conducted our own supplemental research on smelters and refiners.
•We developed a risk mitigation plan that allows for continued trade with a supplier during the supplier’s risk mitigation efforts.
(4) Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain:
•We do not perform or direct audits of 3TG smelters or refiners. We rely on audits conducted by third parties through our membership in the RBA, supplier self-disclosures of certification status,

and our policy and procurement practices that encourage suppliers to purchase materials from audited smelters and refiners.
(5) Report on supply chain due diligence:
•We communicated our Conflict Minerals Report on our website at fabrinet.com/services/supply-chain.

IV.    Product Determination

We received inconclusive data from our direct suppliers, and our material source information is still developing. Therefore, we are unable to make a definitive determination about the sources of 3TG in the products we manufacture for our customers. At the same time, we received no information from our direct suppliers indicating that the 3TG in our Covered Products (as defined below) directly or indirectly financed or benefitted armed groups in the Democratic Republic of the Congo and the adjoining countries of Angola, Burundi, the Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda and Zambia. Some suppliers disclosed to us that scrap or recycled sources of 3TG were identified in their supply chains and did not require due diligence.

V.    Product Description

Our customer base includes companies in complex industries that require advanced precision manufacturing capabilities, such as optical communications, industrial lasers and sensors. The products that we manufacture for our OEM customers include: selective switching products; tunable lasers, transponders and transceivers; active optical cables; solid state, diode-pumped, gas and fiber lasers; and sensors (collectively, the “Covered Products”).

We identified the following smelters and refiners that have achieved Conflict Free designation by the RMI or an audit program with which RMI has mutual recognition, are actively in the process of obtaining the designations, or for which we independently obtained country of origin information.  We were unable to definitively link the identified smelters and refiners to only those products and materials in our supply chain; therefore, the following list likely contains more processing facilities than are actually in our supply chain or Covered Products.

Mineral	Verified Smelters
Gold	L'Orfebre S.A.
Gold	ABC Refinery Pty Ltd.
Gold	Western Australian Mint (T/a The Perth Mint)
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Industrial Refining Company
Gold	Umicore S.A. Business Unit Precious Metals Refining
Gold	AngloGold Ashanti Corrego do Sitio Mineracao
Gold	Coimpa Industrial LTDA
Gold	Marsam Metals
Gold	Asahi Refining Canada Ltd.
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Royal Canadian Mint

Gold	Planta Recuperadora de Metales SpA
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.
Gold	Dongwu Gold Group
Gold	Guangdong Jinding Gold Limited
Gold	Shandong Humon Smelting Co., Ltd.
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.
Gold	Shenzhen CuiLu Gold Co., Ltd.
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Shandong Gold Smelting Co., Ltd.
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Refinery of Seemine Gold Co., Ltd.
Gold	Yunnan Copper Industry Co., Ltd.
Gold	Jiangxi Copper Co., Ltd.
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	Heraeus Metals Hong Kong Ltd.
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
Gold	Lingbao Gold Co., Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Gold by Gold Colombia
Gold	SAFINA A.S.
Gold	WEEEREFINING
Gold	SAAMP
Gold	WIELAND Edelmetalle GmbH
Gold	Degussa Sonne / Mond Goldhandel GmbH
Gold	Heraeus Germany GmbH Co. KG
Gold	Aurubis AG
Gold	C. Hafner GmbH + Co. KG

Gold	Agosi AG
Gold	Heimerle + Meule GmbH
Gold	JALAN & Company
Gold	Bangalore Refinery
Gold	GGC Gujrat Gold Centre Pvt. Ltd.
Gold	Sai Refinery
Gold	Emerald Jewel Industry India Limited (Unit 1)
Gold	Emerald Jewel Industry India Limited (Unit 2)
Gold	Emerald Jewel Industry India Limited (Unit 3)
Gold	Emerald Jewel Industry India Limited (Unit 4)
Gold	CGR Metalloys Pvt Ltd.
Gold	Sovereign Metals
Gold	MD Overseas
Gold	Augmont Enterprises Private Limited
Gold	Kundan Care Products Ltd.
Gold	Attero Recycling Pvt Ltd
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	Shirpur Gold Refinery Ltd.
Gold	PT Aneka Tambang (Persero) Tbk
Gold	Safimet S.p.A
Gold	8853 S.p.A.
Gold	Italpreziosi
Gold	T.C.A S.p.A
Gold	Chimet S.p.A.
Gold	Chugai Mining
Gold	Asahi Pretec Corp.
Gold	Asaka Riken Co., Ltd.
Gold	Aida Chemical Industries Co., Ltd.
Gold	Dowa
Gold	Eco-System Recycling Co., Ltd. East Plant
Gold	Japan Mint
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	Matsuda Sangyo Co., Ltd.
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	Kojima Chemicals Co., Ltd.
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	Nihon Material Co., Ltd.
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	Tanaka Kikinzoku Kogyo K.K.

Gold	Tokuriki Honten Co., Ltd.
Gold	Yamakin Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Eco-System Recycling Co., Ltd. North Plant
Gold	Eco-System Recycling Co., Ltd. West Plant
Gold	TOO Tau-Ken-Altyn
Gold	Kazakhmys Smelting LLC
Gold	Kazzinc
Gold	HwaSeong CJ CO., LTD.
Gold	LS MnM Inc.
Gold	LT Metal Ltd.
Gold	DSC (Do Sung Corporation)
Gold	Torecom
Gold	Samduck Precious Metals
Gold	Samwon Metals Corp.
Gold	Korea Zinc Co., Ltd.
Gold	SungEel HiMetal Co., Ltd.
Gold	NH Recytech Company
Gold	Kyrgyzaltyn JSC
Gold	State Research Institute Center for Physical Sciences and Technology
Gold	Modeltech Sdn Bhd
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.
Gold	Caridad
Gold	REMONDIS PMR B.V.
Gold	Morris and Watson
Gold	K.A. Rasmussen
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	KGHM Polska Miedz Spolka Akcyjna
Gold	Albino Mountinho Lda.
Gold	L'azurde Company For Jewelry
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Impala Platinum - Platinum Metals Refinery (PMR)
Gold	Metal Concentrators SA (Pty) Ltd.
Gold	AU Traders and Refiners
Gold	Rand Refinery (Pty) Ltd.
Gold	SEMPSA Joyeria Plateria S.A.
Gold	Boliden Ronnskar
Gold	Argor-Heraeus S.A.
Gold	Cendres + Metaux S.A.
Gold	Metalor Technologies S.A.
Gold	MKS PAMP SA

Gold	PX Precinox S.A.
Gold	Valcambi S.A.
Gold	Super Dragon Technology Co., Ltd.
Gold	Solar Applied Materials Technology Corp.
Gold	Singway Technology Co., Ltd.
Gold	Elite Industech Co., Ltd.
Gold	GG Refinery Ltd.
Gold	Umicore Precious Metals Thailand
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.
Gold	Istanbul Gold Refinery
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	Dijllah Gold Refinery FZC
Gold	Sam Precious Metals
Gold	Al Etihad Gold Refinery DMCC
Gold	Emirates Gold DMCC
Gold	International Precious Metal Refiners
Gold	Kaloti Precious Metals
Gold	Fujairah Gold FZC
Gold	Abington Reldan Metals, LLC
Gold	NOBLE METAL SERVICES
Gold	Metallix Refining Inc.
Gold	Alexy Metals
Gold	QG Refining, LLC
Gold	Pease & Curren
Gold	Advanced Chemical Company
Gold	Kennecott Utah Copper LLC
Gold	Asahi Refining USA Inc.
Gold	Metalor USA Refining Corporation
Gold	Materion
Gold	Sabin Metal Corp.
Gold	United Precious Metal Refining, Inc.
Gold	Navoi Mining and Metallurgical Combinat
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	L'Orfebre S.A.
Gold	ABC Refinery Pty Ltd.
Gold	Western Australian Mint (T/a The Perth Mint)
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Industrial Refining Company
Gold	Umicore S.A. Business Unit Precious Metals Refining
Gold	AngloGold Ashanti Corrego do Sitio Mineracao
Gold	Coimpa Industrial LTDA

Tantalum	Mineracao Taboca S.A.
Tantalum	AMG Brasil
Tantalum	Resind Industria e Comercio Ltda.
Tantalum	Smelter Not Listed
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	FIR Metals & Resource Ltd.
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	Jiangxi Tuohong New Raw Material
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	F&X Electro-Materials Ltd.
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	5D Production OU
Tantalum	NPM Silmet AS
Tantalum	TANIOBIS Smelting GmbH & Co. KG
Tantalum	TANIOBIS GmbH
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	Mitsui Mining and Smelting Co., Ltd.
Tantalum	Taki Chemical Co., Ltd.
Tantalum	TANIOBIS Japan Co., Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	KEMET de Mexico
Tantalum	TANIOBIS Co., Ltd.
Tantalum	Global Advanced Metals Boyertown
Tantalum	Materion Newton Inc.
Tantalum	D Block Metals, LLC
Tantalum	QuantumClean
Tantalum	Telex Metals
Tantalum	Mineracao Taboca S.A.
Tantalum	AMG Brasil
Tantalum	Resind Industria e Comercio Ltda.
Tantalum	Smelter Not Listed
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.

Tantalum	FIR Metals & Resource Ltd.
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	Jiangxi Tuohong New Raw Material
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	F&X Electro-Materials Ltd.
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tin	Global Advanced Metals Greenbushes Pty Ltd.
Tin	Aurubis Beerse
Tin	EM Vinto
Tin	Operaciones Metalurgicas S.A.
Tin	White Solder Metalurgia e Mineracao Ltda.
Tin	Estanho de Rondonia S.A.
Tin	Mineracao Taboca S.A.
Tin	Fabrica Auricchio Industria e Comercio Ltda.
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda
Tin	Resind Industria e Comercio Ltda.
Tin	Super Ligas
Tin	Magnu's Minerais Metais e Ligas Ltda.
Tin	Melt Metais e Ligas S.A.
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.
Tin	Ma'anshan Weitai Tin Co., Ltd.
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.
Tin	HuiChang Hill Tin Industry Co., Ltd.
Tin	Jiangxi New Nanshan Technology Ltd.
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.

Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	China Tin Group Co., Ltd.
Tin	Precious Minerals and Smelting Limited
Tin	RIKAYAA GREENTECH PRIVATE LIMITED
Tin	PT Babel Surya Alam Lestari
Tin	PT Bangka Tin Industry
Tin	PT Belitung Industri Sejahtera
Tin	PT Bukit Timah
Tin	PT Mitra Stania Prima
Tin	PT Panca Mega Persada
Tin	PT Prima Timah Utama
Tin	PT Timah Tbk Kundur
Tin	PT Timah Tbk Mentok
Tin	PT Timah Nusantara
Tin	PT Tinindo Inter Nusa
Tin	PT Tommy Utama
Tin	PT Aries Kencana Sejahtera
Tin	PT Premium Tin Indonesia
Tin	PT Rajehan Ariq
Tin	CV Ayi Jaya
Tin	PT Cipta Persada Mulia
Tin	PT Bangka Prima Tin
Tin	PT ATD Makmur Mandiri Jaya
Tin	CV Venus Inti Perkasa
Tin	PT Tirus Putra Mandiri
Tin	PT Mitra Sukses Globalindo
Tin	PT Putera Sarana Shakti (PT PSS)
Tin	PT Rajawali Rimba Perkasa
Tin	PT Bangka Serumpun
Tin	Dowa
Tin	Mitsubishi Materials Corporation
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.
Tin	Modeltech Sdn Bhd
Tin	Malaysia Smelting Corporation Berhad (Port Klang)
Tin	Malaysia Smelting Corporation (MSC)
Tin	Minsur
Tin	O.M. Manufacturing Philippines, Inc.
Tin	Fenix Metals
Tin	CRM Synergies
Tin	Aurubis Berango

Tin	Rui Da Hung
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	Thaisarco
Tin	Tin Technology & Refining
Tin	Alpha
Tin	Metallic Resources, Inc.
Tin	VQB Mineral and Trading Group JSC
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	Rui Da Hung
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	Thaisarco
Tin	Tin Technology & Refining
Tin	Alpha
Tin	Metallic Resources, Inc.
Tin	VQB Mineral and Trading Group JSC
Tungsten	Wolfram Bergbau und Hutten AG
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.
Tungsten	Cronimet Brasil Ltda
Tungsten	ACL Metais Eireli
Tungsten	Hubei Green Tungsten Co., Ltd.
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.
Tungsten	Fujian Xinlu Tungsten Co., Ltd.
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	China Molybdenum Tungsten Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.

Tungsten	Hunan Chenzhou Mining Co., Ltd.
Tungsten	Hunan Jintai New Material Co., Ltd.
Tungsten	H.C. Starck Tungsten GmbH
Tungsten	TANIOBIS Smelting GmbH & Co. KG
Tungsten	A.L.M.T. Corp.
Tungsten	Japan New Metals Co., Ltd.
Tungsten	DONGKUK INDUSTRIES CO., LTD.
Tungsten	HANNAE FOR T Co., Ltd.
Tungsten	MALAMET SMELTING SDN. BHD.
Tungsten	Philippine Bonway Manufacturing Industrial Corporation
Tungsten	Philippine Carreytech Metal Corp.
Tungsten	Philippine Chuangxin Industrial Co., Inc.
Tungsten	Lianyou Resources Co., Ltd.
Tungsten	Lianyou Metals Co., Ltd.
Tungsten	Niagara Refining LLC
Tungsten	Kennametal Huntsville
Tungsten	Global Tungsten & Powders LLC
Tungsten	Kennametal Fallon
Tungsten	Tungsten Vietnam Joint Stock Company
Tungsten	Kenee Mining Corporation Vietnam
Tungsten	Nam Viet Cromit Joint Stock Company
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	Masan High-Tech Materials

VI.    Countries of Origin Identified

Andorra, Australia, Austria, Belgium, Bolivia, Brazil, Canada, China, Colombia, Estonia, France, Germany, India, Indonesia, Italy, Japan, Kazakhstan, Korea (Republic of), Kyrgyzstan, Lithuania, Malaysia, Mexico, Netherlands, Norway, Peru, Philippines, Poland, Portugal Saudi Arabia, Singapore, South Africa, Spain, Sweden, Switzerland, Taiwan, Thailand, Turkey, United Arab Emirates, United States, Uzbekistan, Vietnam.  Covered Countries were identified only for RMI audited facilities.

VII.    Steps to Improve Due Diligence

We will continue to communicate our expectations and information requirements to our direct suppliers. We will also continue to monitor changes in circumstances that may impact the facts or our determination. Over time, we anticipate that the amount of information globally on the traceability and sourcing of these minerals will increase and improve our knowledge. We will continue to make inquiries to our direct suppliers and undertake additional fact and risk assessments where potentially relevant changes in facts or circumstances are identified. New products will be reviewed for conflict minerals conformance during initial qualification. If we become aware of a supplier whose due diligence needs improvement, we intend to continue the trade relationship while that supplier improves its performance. We expect our suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.

VIII.    Independent Private Sector Audit

Not required for calendar year 2024.